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Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH
All Outstanding Shares of Common Stock
of
VERSATA, INC.
at
$0.40 Net Per Share
Pursuant to the Offer to Purchase
Dated December 16, 2005
by
TRILOGY, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN STANDARD TIME, ON TUESDAY, JANUARY 17, 2006, UNLESS THE OFFER IS EXTENDED.

        December 16, 2005

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase dated December 16, 2005 (the "Offer to Purchase") and the related Letter of Transmittal in connection with the offer by Trilogy, Inc. ("Purchaser") to make an offer to purchase all outstanding shares of common stock, par value $0.001 per share (the "Shares"), of Versata, Inc., a Delaware corporation (the "Company"), at $0.40 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

        WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD OR OUR NOMINEES AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

        We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

        Your attention is directed to the following:

          1.     The Offer Price is $0.40 per Share, net to you in cash without interest upon the terms and conditions set forth in the Offer to Purchase.

          2.     The Offer is being made for all issued and outstanding Shares.

          3.     The Board of Directors of the Company, (a) determined that each of the Offer and Merger (as defined in the Offer to Purchase) is fair to and in the best interests of the Company's stockholders (other than Purchaser and its affiliates), (b) approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and (c) recommends that Company's stockholders accept the Offer.

          4.     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN STANDARD TIME, ON TUESDAY, JANUARY 17, 2006, UNLESS THE OFFER IS EXTENDED.

          5.     Stockholders who tender Shares will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Information Agent or the Depositary or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Trilogy pursuant to the Offer.

        The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements and amendments thereto and is being made to all holders of Shares. Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute or seek to have such statute declared inapplicable to the Offer. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

        If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the opposite side of this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US AS SOON AS POSSIBLE SO THAT WE WILL HAVE AMPLE TIME TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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INSTRUCTIONS WITH RESPECT TO THE

Offer to Purchase for Cash
All Outstanding Shares of Common Stock

of

VERSATA, INC.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 16, 2005 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), in connection with the Offer by Trilogy, Inc., a Delaware corporation, to purchase all of the outstanding shares of common stock, par value $0.001 per share (the "Shares"), of Versata, Inc., a Delaware corporation, at a purchase price of $0.40 per Share, net to the seller in cash (such amount, or any greater amount per Share paid pursuant to the Offer, being referred to herein as the "Offer Price"), without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

        This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered:*
_________________________________________ Shares*
Dated: ___________________________________
Account Number:
Signature(s)
Print Name(s)
Address(es)
Area Code and Telephone Number(s)
Tax ID or Social Security Number(s)

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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  Exhibit (a)(1)(E)
OFFER TO PURCHASE FOR CASH All Outstanding Shares of Common Stock of VERSATA, INC. at $0.40 Net Per Share Pursuant to the Offer to Purchase Dated December 16, 2005 by TRILOGY, INC.
INSTRUCTIONS WITH RESPECT TO THE Offer to Purchase for Cash All Outstanding Shares of Common Stock of VERSATA, INC.